Exhibit 99.1

CRAWFORD & COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

Year Ended December 31, 2017	Historical 2017	Pro Forma Adjustments	Notes		Pro Forma
Revenues:
Revenues Before Reimbursements	$1,105,832	$76,200	(a	)	$1,029,632
Reimbursements	57,877	13,006	(a	)	44,871

Total Revenues	1,163,709	89,206			1,074,503

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	784,111	57,829	(a	)	726,282
Reimbursements	57,877	13,006	(a	)	44,871

Total Costs of Services	841,988	70,835			771,153

Selling, General, and Administrative Expenses	239,840	22,876	(a	)	216,964
Corporate Interest Expense, Net	9,062	—			9,062
Goodwill Impairment Charges	19,598	—	(g	)	19,598
Restructuring and Special Charges	12,084	—	(g	)	12,084

Total Costs and Expenses	1,122,572	93,711			1,028,861

Other Income (Expense)	1,125	—			1,125

Income (Loss) Before Income Taxes	42,262	(4,505)			46,767
Provision (Benefit) for Income Taxes	15,039	(1,745)	(b	)	16,784

Net Income (Loss)	27,223	(2,760)			29,983

Net Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	442	—			442

Net Income (Loss) Attributable to Shareholders of Crawford & Company	$27,665	$(2,760)			$30,425

Earnings (Loss) Per Share - Basic:
Class A Common Stock	$0.53	$(0.05)			$0.58

Class B Common Stock	$0.45	$(0.05)			$0.50

Earnings (Loss) Per Share - Diluted:
Class A Common Stock	$0.52	$(0.05)			$0.57

Class B Common Stock	$0.45	$(0.05)			$0.50

Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	31,322	31,322			31,322

Class B Common Stock	24,606	24,606			24,606

Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	32,158	32,158			32,158

Class B Common Stock	24,606	24,606			24,606

CRAWFORD & COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

Three Months Ended March 31, 2018	Historical 2018	Pro Forma Adjustments	Notes		Pro Forma
Revenues:
Revenues Before Reimbursements	$273,104	$15,953	(a	)	$257,151
Reimbursements	17,283	6,663	(a	)	10,620

Total Revenues	290,387	22,616			267,771

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	197,619	11,229	(a	)	186,390
Reimbursements	17,283	6,663	(a	)	10,620

Total Costs of Services	214,902	17,892			197,010

Selling, General, and Administrative Expenses	61,660	7,249	(a	)	54,411
Corporate Interest Expense, Net	2,564	—			2,564

Total Costs and Expenses	279,126	25,141			253,985

Other Income	1,135	—			1,135

Income (Loss) Before Income Taxes	12,396	(2,525)			14,921
Provision (Benefit) for Income Taxes	3,966	(651)	(b	)	4,617

Net Income (Loss)	8,430	(1,874)			10,304

Net Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	139	—			139

Net Income (Loss) Attributable to Shareholders of Crawford & Company	$8,569	$(1,874)			$10,443

Earnings (Loss) Per Share - Basic:
Class A Common Stock	$0.16	$(0.03)			$0.19

Class B Common Stock	$0.14	$(0.03)			$0.17

Earnings (Loss) Per Share - Diluted:
Class A Common Stock	$0.16	$(0.03)			$0.19

Class B Common Stock	$0.14	$(0.03)			$0.17

Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	31,199	31,199			31,199

Class B Common Stock	24,472	24,472			24,472

Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	31,761	31,761			31,761

Class B Common Stock	24,472	24,472			24,472

CRAWFORD & COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

As of March 31, 2018

(In Thousands, Except Par Values)

		Pro Forma Adjustments
	Historical		Notes		Pro Forma
ASSETS
Current Assets:
Cash and Cash Equivalents	$63,956	$36,472	(c	)	$100,428
Accounts Receivable, Net	173,554	(30,533)	(d	)	143,021
Unbilled Revenues, at Estimated Billable Amounts	132,915	(17,432)	(d	)	115,483
Income Taxes Receivable	4,109	—			4,109
Prepaid Expenses and Other Current Assets	24,651	(2,458)	(d	)	22,193

Total Current Assets	399,185	(13,951)			385,234

Net Property and Equipment	41,869	(4,282)			37,587

Other Assets:
Goodwill	98,462	—			98,462
Intangible Assets Arising from Business Acquisitions, Net	96,224	—			96,224
Capitalized Software Costs, Net	88,627	(11,871)	(d	)	76,756
Deferred Income Tax Assets	23,398	5,066	(e	)	28,464
Other Noncurrent Assets	72,134	(3)	(d	)	72,131

Total Other Assets	378,845	(6,808)			372,037

Total Assets	$819,899	$(25,041)			$794,858

LIABILITIES AND SHAREHOLDERS’ INVESTMENT
Current Liabilities:
Short-Term Borrowings	$24,546	$—			$24,546
Accounts Payable	41,982	(4,866)	(d	)	37,116
Accrued Compensation and Related Costs	64,670	(2,386)	(d	)	62,284
Self-Insured Risks	11,994	—			11,994
Income Taxes Payable	3,193	697	(e	)	3,890
Deferred Rent	15,839	(2,390)	(d	)	13,449
Other Accrued Liabilities	43,740	—	(d	)	43,740
Deferred Revenues	37,182	(2,324)	(d	)	34,858
Current Installments of Capital Leases	557	(295)	(d	)	262

Total Current Liabilities	243,703	(11,564)			232,139

Noncurrent Liabilities:
Long-Term Debt and Capital Leases, Less Current Installments	242,202	(690)	(d	)	241,512
Deferred Revenues	24,083	—			24,083
Accrued Pension Liabilities	81,550	—			81,550
Other Noncurrent Liabilities	27,084	—			27,084

Total Noncurrent Liabilities	374,919	(690)			374,229

Redeemable Noncontrolling Interests	6,447	—			6,447

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	30,529	—			30,529
Class B Common Stock, $1.00 Par Value	24,448	—			24,448
Additional Paid-in Capital	54,647	—			54,647
Retained Earnings	267,682	(12,787)	(f	)	254,895
Accumulated Other Comprehensive Loss	(187,537)	—			(187,537)

Shareholders’ Investment Attributable to Shareholders of Crawford & Company	189,769	(12,787)			176,982
Noncontrolling Interests	5,061	—			5,061

Total Shareholders’ Investment	194,830	(12,787)			182,043

Total Liabilities and Shareholders’ Investment	$819,899	$(25,041)			$794,858

CRAWFORD & COMPANY

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(a) These adjustments reflect the elimination of Garden City Group operating revenues and costs.

(b) This adjustment reflects the elimination of tax benefit associated with the Garden City Group pretax loss calculated at statutory rates.

(c) This adjustment reflects the receipt of cash consideration at the closing of the transaction, after reduction for transaction costs and cash, as of March 31, 2018.

(d) These adjustments reflect the elimination of assets and liabilities attributable to Garden City Group.

(e) These adjustments reflect the impact to deferred income tax assets and income taxes payable as a result of the loss on the transaction.

(f) This adjustment reflects the loss on the transaction, after adjustment for tax impacts that would result on the transaction, based on the net assets as of March 31, 2018. This estimated loss has not been reflected in the Pro Forma Consolidated Statements of Operations as it is considered to be nonrecurring in nature. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustment under the terms of the agreement.

(g) During the period ended December 31, 2017, Garden City Group incurred nonrecurring pretax charges of $19,598,000 in goodwill impairment and $3,349,000 in restructuring charges. These two charges were not attributable to the transaction, so therefore, were not reflected as adjustments in the Pro Forma Consolidated Statements of Operations presented for that period. For further information about these charges, refer to the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.